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                                                                   EXHIBIT 21.01

                     Subsidiaries of Outback Steakhouse, Inc

Outback Steakhouse of Florida, Inc.
a Florida corporation
(Owns and operates Outback Steakhouse restaurants)(SEE SUBSIDIARIES OWNED BY THIS CORPORATION FOR ADDITIONAL SUBSIDIARIES)

Carrabba's Italian Grill, Inc.
a Florida corporation
(Owns and operates Carrabba's Italian Grill restaurants)

Outback Steakhouse International, Inc.
a Florida corporation
(limited partner in Outback Steakhouse International, L.P.)

OS Asset, Inc.
a Florida corporation
(holds intellectual property rights-domestic)

OS Capital, Inc.
a Delaware corporation
(holds note)

OS Investments, Inc.
a California corporation
(holds receivables)

OS Louisiana, Inc.
a Florida corporation
(general partner of Zazarac)

OS Management, Inc.
a Florida corporation
(responsible for administration of OSF stores)

OS Pacific, Inc.
a Florida corporation
(Acts as joint venture partner in Roy's/Outback Joint Venture)

OS Prime, Inc.
a Florida corporation
(Member of Outback/Fleming's, LLC, a Delaware company)

OS Southern, Inc.
a Florida corporation
(general partner for Selmon's)

Outback Sports, LLC
a Delaware limited liability company
(holds license agreement)

OS Tropical, Inc.
a Florida corporation
(holds 60% in Cheeseburger In Paradise, LLC)

OS Sea, Inc.
a Florida corporation
(member of OSS/BG, LLC, a Delaware Company)




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                                 Subsidiaries of
                       Outback Steakhouse of Florida, Inc.



OS Development, LLC
a Florida limited liability company
(three concept real estate matter)

Outback Catering, Inc.
a Florida corporation
Acts as general partner to LP

OS Restaurant Services, Inc., fka Outback Employee Services, Inc.
a Delaware corporation
(employee services)